Exhibit 99.1

NEWS

INVESTOR CONTACT:
Christopher W. Wolf
Chief Financial Officer
(727) 579-5218

Joanne Freiberger
Vice President, Finance
(727) 579-5116

MEDIA CONTACT:
Rachel Keener
Corporate Communications Manager
(727) 579-5224

Catalina Marketing Reports Financial Results
For Second Quarter of Fiscal 2005

ST. PETERSBURG, Fla., November 4, 2004 — Catalina Marketing Corporation (NYSE: POS) today reported financial results for its second fiscal quarter and first six months ended September 30, 2004.

For the three months ended September 30, 2004, consolidated revenues were $103.7 million, compared with revenues of $107.7 million in the comparable period last year. The company reported consolidated net income of $20.3 million, or $0.39 per diluted share, for the second quarter of fiscal 2005, compared with a net loss of $11.1 million, or a loss of $0.21 per diluted share, for the second quarter of fiscal 2004.

On a pro forma non-GAAP basis (which excludes the results of businesses that have either been disposed of or the disposition of which is planned, as well as the removal of the one-time deferral of revenues resulting from the prior years’ revenue recognition adjustments to Catalina Health Resource (CHR), as described further below), consolidated revenues were $102.4 million for the three months ended September 30, 2004, compared with $100.3 million of revenues for the same period last year. Pro forma non-GAAP consolidated net income was $18.9 million, or $0.36 per diluted share, for the three months ended September 30, 2004, compared with $14.2 million of net income, or $0.27 per diluted share, for the same period last year.

For the six months ended September 30, 2004, consolidated revenues were $200.5 million, compared with revenues of $194.3 million in the comparable period last year. The company reported consolidated net income of $31.2 million, or $0.60 per diluted share, for the first half of fiscal 2005, compared with a net loss of $6.8 million, or a loss of $0.13 per diluted share, for the first half of fiscal 2004.

On a pro forma non-GAAP basis, consolidated revenues were $197.8 million for the six months ended September 30, 2004, compared with $182.1 million of revenues for the same period last year. Pro forma non-GAAP consolidated net income was $32.2 million, or $0.62 per diluted share, for the six months ended September 30, 2004, compared with $18.7 million of net income, or $0.36 per diluted share, for the same period last year.

Dick Buell, Catalina president and chief executive officer stated, “The results achieved in the second quarter were encouraging, and they reinforce our belief that our strategy to focus on proprietary applications at the point of sale is key to our long-term growth and vitality. Our plans have been formulated and as reflected in the accomplishments achieved to date, we believe these results demonstrate that the company has taken the necessary steps to develop a foundation for the future.”

Pro Forma Non-GAAP Adjustments

This pro forma non-GAAP financial information includes the results of the company’s ongoing business operations and, accordingly, excludes (i) the effect of CHR revenues recognized in fiscal 2004 that had been deferred from prior fiscal years, (ii) the financial results of the business units that have been divested, and (iii) the financial results of the remaining business unit targeted for divestiture by the company. In the second quarter of fiscal 2005, Catalina Marketing sold its Japan Billboard business and its Direct Marketing Services unit and has reported their aggregated results as ‘Discontinued Operations’ on the income statement. The company has also previously announced its intention to divest Catalina Marketing Research Solutions (CMRS). Investors are urged to review the Form 10-Q for a detailed discussion of the financial results and business descriptions.

Summary of Segment Results

	Three Months Ended		Three Months Ended
	September 30, 2004		September 30, 2003
(In thousands)	Revenues	Income/Loss	Revenues	Income/Loss
Catalina Marketing Services	$66,070	$18,896	$71,427	$18,870
Catalina Health Resource	19,181	2,774	15,153	(146)
International	16,891	2,073	13,633	1,083
Corp / Eliminations	230	(4,890)	114	(5,641)

Total Pro Forma Non-GAAP	$102,372	$18,853	$100,327	$14,166

Discontinued Operations	$—	$3,543	$—	$(27,648)
CMRS	1,345	(2,117)	3,354	92
Catalina Health Resource Adj.	—	—	3,995	2,279

Total Pro Forma Adjustment	$1,345	$1,426	$7,349	$(25,277)

Consolidated GAAP	$103,717	$20,279	$107,676	$(11,111)

	Six Months Ended		Six Months Ended
	September 30, 2004		September 30, 2003
(In thousands)	Revenues	Income/Loss	Revenues	Income/Loss
Catalina Marketing Services	$129,468	$35,029	$131,026	$31,706
Catalina Health Resource	37,046	3,848	28,572	(2,810)
International	31,138	2,874	22,744	(63)
Corp / Eliminations	122	(9,535)	(197)	(10,093)

Total Pro Forma Non-GAAP	$197,774	$32,216	$182,145	$18,740

Discontinued Operations	$—	$1,543	$—	$(28,131)
Cumulative Effect of Accounting Change				(770)
CMRS	2,727	(2,554)	7,121	367
Catalina Health Resource Adj.	—	—	5,042	2,946

Total Pro Forma Adjustment	$2,727	$(1,011)	$12,163	$(25,588)

Consolidated GAAP	$200,501	$31,205	$194,308	$(6,848)

Review of Operations

The company provided the following review and highlights of the performance of Catalina Marketing’s continuing business segments:

•	Catalina Marketing Services – CMS revenues were $66.1 million in the quarter ended September 30, 2004, compared with $71.4 million in the same period last year. Net income for the second fiscal quarter was $18.9 million, or $0.36 per diluted share, in both fiscal 2005 and fiscal 2004. For the first six months of fiscal 2005, CMS revenues were $129.5 million and net income was $35.0 million, compared with revenues and net income of $131.0 million and $31.7 million, respectively, in the first six months of fiscal 2004. Earnings were $0.67 and $0.61 per diluted share in the six months ended September 30, 2004 and 2003, respectively.

•	Catalina Health Resources – CHR revenues were $19.2 million and net income was $2.8 million, or $0.05 per diluted share, for the quarter ended September 30, 2004, compared with revenues of $19.1 million and net income of $2.1 million, or $0.04 per diluted share, for the same period last year. On a pro forma non-GAAP basis, CHR revenues grew 26.6% to $19.2 million in the second quarter of the current fiscal year, compared with $15.2 million in the same period last year and pro forma non-GAAP net income was $2.8 million, or $0.05 per diluted share, compared with a loss of $0.1 million for the comparable prior year period. For the first six months of fiscal 2005, CHR revenues were $37.0 million resulting in net income of $3.8 million, or $0.07 per diluted share, compared with $33.6 million in revenues and $0.1 million in net income for the first six months of fiscal 2004. On a pro forma non-GAAP basis, fiscal year 2004 year-to-date revenues were $28.6 million with a net loss of $2.8 million, or a net loss of $0.05 per diluted share.

•	Catalina Marketing International – CMI revenues increased 23.9% to $16.9 million in the quarter ended September 30, 2004, compared with $13.6 million in the same period last year. Net income for the quarter ended September 30, 2004 was $2.1 million, or $0.04 per diluted share, compared with $1.1 million, or $0.02 per diluted share, for the comparable prior year period. For the first six months of fiscal 2005, CMI revenues were $31.1 million resulting in net income of $2.9 million, or $0.05 per diluted share, compared with revenues of $22.7 million and a net loss of $0.1 million for the six months ended September 30, 2003.

•	Catalina Marketing Research Solutions – CMRS second quarter revenues were $1.3 million compared with $3.4 million in the second quarter of fiscal 2004. During the second quarter of fiscal 2005, the company recorded an additional impairment expense related to goodwill and other tangible assets of $3.0 million. CMRS incurred a second quarter net loss of $2.1 million, or $0.04 per diluted share, compared with net income of $0.1 million in the comparable prior year period. For the six months ended September 30, 2004, CMRS revenues were $2.7 million compared with $7.1 million in fiscal 2004. The six-month net loss for CMRS totaled $2.6 million, or $0.05 per diluted share, compared with net income of $0.4 million, or $0.01 per diluted share, in the first six months of fiscal 2004.

The company’s disposition of its Direct Marketing Services unit and its Japan Billboard business during the second quarter of fiscal 2005 resulted in a net gain of $3.5 million from the operations and disposition of these assets. The aggregated results of these business units are reported in ‘Discontinued Operations’ on the income statement.

During the second quarter of fiscal year 2005, Catalina’s board of directors authorized $100 million of funds to be available for the repurchase of the company’s common stock. This authorization replaced the $44 million unused portion of the $100 million repurchase program authorized by the board in July 2002. As of September 30, 2004, the company had not yet repurchased any of its stock during the current fiscal year.

Mr. Buell said, “We are pleased with the progress made in the second quarter. Several key steps were taken toward our objectives, and we are now focusing on the Catalina businesses in which we hold strategic advantages that will serve to generate long-term growth and profitability.”

Catalina Marketing said it plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, with the Securities and Exchange Commission next week. Investors are urged to review the Form 10-Q for a detailed discussion of the company’s financial results and business descriptions.

Webcast Scheduled

The company also announced that it will host a webcast on Thursday, November 4, 2004; at 10:00 a.m. EST to discuss its financial results. The webcast may be accessed at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=POS&script=1010&item_id=946944, and will be available for replay from November 4, 2004 through Monday, December 6, 2004.

Catalina Marketing Corporation
Selected Financial Data
(in thousands, except per share amounts)

	GAAP
	Three Months		Six Months
Periods Ended September 30	2004	2003	2004	2003
Revenues	$103,717	$107,676	$200,501	$194,308
Direct Operating Expenses	32,713	35,991	67,600	70,692
Selling, General and Administrative	29,331	31,298	59,086	63,374
Impairment Charge	3,298	—	3,298	—
Depreciation and Amortization	10,698	11,174	22,337	22,533

Income from Operations	27,677	29,213	48,180	37,709
Other (Income) Expense	(126)	211	267	(38)
Provision for Income Taxes	11,067	12,465	18,251	15,694

Income from Continuing Operations	16,736	16,537	29,662	22,053
Gain (Loss) from Discontinued Operations	260	(27,648)	(1,740)	(28,131)
Gain (Loss) from Disposition	3,283	—	3,283	—

Income (Loss) from Discontinued Operations	3,543	(27,648)	1,543	(28,131)
Cumulative effect of acctg change	—	—	—	(770)

Net Income (Loss)	$20,279	$(11,111)	$31,205	$(6,848)

Earnings Per Share, Basic:
Earnings Per Share from Continuing Operations	$0.32	$0.32	$0.57	$0.43
Income (Loss) from Discontinued Operations	$0.07	$(0.53)	$0.03	$(0.54)
Cumulative Effect of Accounting Change	$—	$—	$—	$(0.02)

Net Income (Loss) Per Common Share	$0.39	$(0.21)	$0.60	$(0.13)
Weighted Average Shares Outstanding	52,231	52,217	52,233	52,375
Earnings Per Share, Diluted:
Earnings Per Share from Continuing Operations	$0.32	$0.32	$0.57	$0.43
Income (Loss) from Discontinued Operations	$0.07	$(0.53)	$0.03	$(0.54)
Cumulative Effect of Accounting Change	$—	$—	$—	$(0.02)

Net Income (Loss) Per Common Share	$0.39	$(0.21)	$0.60	$(0.13)
Weighted Average Shares Outstanding	52,311	52,217	52,269	52,375

Catalina Marketing Corporation
Selected Financial Data
(in thousands, except per share amounts)

	Pro Forma Non-GAAP
	Three Months		Six Months
Periods Ended September 30	2004	2003	2004	2003
Revenues	$102,372	$100,327	$197,774	$182,145
Direct Operating Expenses	31,727	34,270	65,515	67,201
Selling, General and Administrative	28,516	29,931	57,339	60,576
Impairment Charge	288	—	288	—
Depreciation and Amortization	10,606	11,066	22,158	22,321

Income from Operations	31,235	25,060	52,474	32,047
Other (Income) Expense	(126)	211	268	(38)
Provision for Income Taxes	12,508	10,683	19,990	13,345

Income from Continuing Operations	18,853	14,166	32,216	18,740
Gain (Loss) from Discontinued Operations	—	—	—	—
Gain (Loss) from Disposition	—	—	—	—

Income (Loss) from Discontinued Operations	—	—	—	—

Net Income (Loss)	$18,853	$14,166	$32,216	$18,740

Earnings Per Share, Basic:
Earnings Per Share from Continuing Operations	$0.36	$0.27	$0.62	$0.36
Income (Loss) from Discontinued Operations	$—	$—	$—	$—

Net Income (Loss) Per Common Share	$0.36	$0.27	$0.62	$0.36
Weighted Average Shares Outstanding	52,231	52,217	52,233	52,375
Earnings Per Share, Diluted:
Earnings Per Share from Continuing Operations	$0.36	$0.27	$0.62	$0.36
Income (Loss) from Discontinued Operations	$—	$—	$—	$—

Net Income (Loss) Per Common Share	$0.36	$0.27	$0.62	$0.36
Weighted Average Shares Outstanding	52,311	52,217	52,269	52,375

Catalina Marketing Corporation
Selected Other Data
(in thousands, except store data)

	September 30	September 30
	2004	2003
	GAAP	GAAP
Balance Sheet and Cash Flow (in thousands):
Cash	$97,345	$9,165
Stockholders’ Equity	$200,126	$197,113
Cash Flows from Operating Activities Qtr / YTD	$40,603 / $42,469	$37,162 / $54,441
Catalina Marketing Services:
Number of Stores at Quarter End	17,644	17,581
Net Stores Installed During Quarter / YTD	37 / 40	12 / 83
Promotions Printed During Quarter / YTD (in millions)	846 / 1,584	813 / 1,457
Weekly Shopper Reach at Quarter End (in millions)	216	209
Catalina Health Resource:
Number of Stores at Quarter End	12,081	15,338
Net Stores Installed During Quarter / YTD	72 / 152	76 / (2,489)
Catalina Marketing International:
Number of Stores at Quarter End	5,598	4,517
Net Stores Installed During Quarter / YTD	101 / 154	1,066 / 1,514
Promotions Printed During Quarter / YTD (in millions)	220 / 411	212 / 349
Weekly Shopper Reach at Quarter End (in millions)	63	59

Catalina Marketing Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income (1)
(in thousands, except per share amounts)

		Non-GAAP Pro
		Forma	Non-GAAP
Three Months Ended September 30, 2004	GAAP	Adjustments	Pro Forma
Revenues	$103,717	$(1,345)	$102,372
Direct Operating Expenses	32,713	(986)	31,727
Selling, General and Administrative	29,331	(815)	28,516
Impairment Charge	3,298	(3,010)	288
Depreciation and Amortization	10,698	(92)	10,606

Income from Operations	27,677	3,558	31,235
Other (Income) Expense	(126)	—	(126)
Provision for Income Taxes	11,067	1,441	12,508

Income from Continuing Operations	16,736	2,117	18,853
Gain (Loss) from Discontinued Operations	260	(260)	—
Gain (Loss) from Disposition	3,283	(3,283)	—

Income (Loss) from Discontinued Operations	3,543	(3,543)	—

Net Income (Loss)	$20,279	$(1,426)	$18,853

Earnings Per Share, Basic:
Earnings Per Share from Continuing Operations	$0.32	$0.04	$0.36
Income (Loss) from Discontinued Operations	$0.07	$(0.07)	$—

Net Income (Loss) Per Common Share	$0.39	$(0.03)	$0.36
Weighted Average Shares Outstanding	52,231		52,231
Earnings Per Share, Diluted:
Earnings Per Share from Continuing Operations	$0.32	$0.04	$0.36
Income (Loss) from Discontinued Operations	$0.07	$(0.07)	$—

Net Income (Loss) Per Common Share	$0.39	$(0.03)	$0.36
Weighted Average Shares Outstanding	52,311		52,311

(1) The non-GAAP pro forma net income results are a supplement to the financial data provided that is based on generally accepted accounting principles (GAAP). These non-GAAP pro forma results reflect adjustments primarily to exclude from operating results the financial statement information for business units that have been identified for divestiture or disposal and as such are not viewed by the company as part of the ongoing business. The company believes this presentation provides useful information to investors because it assists investors in better understanding the company’s operations for the period. It should be emphasized, however, that these measurements are not a substitution for GAAP-based financial statements.

Catalina Marketing Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income (1)
(in thousands, except per share amounts)

		Non-GAAP Pro
		Forma	Non-GAAP
Six Months Ended September 30, 2004	GAAP	Adjustments	Pro Forma
Revenues	$200,501	$(2,727)	$197,774
Direct Operating Expenses	67,600	(2,085)	65,515
Selling, General and Administrative	59,086	(1,747)	57,339
Impairment Charge	3,298	(3,010)	288
Depreciation and Amortization	22,337	(179)	22,158

Income from Operations	48,180	4,294	52,474
Other (Income) Expense	267	1	268
Provision for Income Taxes	18,251	1,739	19,990

Income from Continuing Operations	29,662	2,554	32,216
Gain (Loss) from Discontinued Operations	(1,740)	1,740	—
Gain (Loss) from Disposition	3,283	(3,283)	—

Income (Loss) from Discontinued Operations	1,543	(1,543)	—

Net Income (Loss)	$31,205	$1,011	$32,216

Earnings Per Share, Basic:
Earnings Per Share from Continuing Operations	$0.57	$0.05	$0.62
Income (Loss) from Discontinued Operations	$0.03	$(0.03)	$—

Net Income (Loss) Per Common Share	$0.60	$0.02	$0.62
Weighted Average Shares Outstanding	52,233		52,233
Earnings Per Share, Diluted:
Earnings Per Share from Continuing Operations	$0.57	$0.05	$0.62
Income (Loss) from Discontinued Operations	$0.03	$(0.03)	$—

Net Income (Loss) Per Common Share	$0.60	$0.02	$0.62
Weighted Average Shares Outstanding	52,269		52,269

(1) The non-GAAP pro forma net income results are a supplement to the financial data provided that is based on generally accepted accounting principles (GAAP). These non-GAAP pro forma results reflect adjustments primarily to exclude from operating results the financial statement information for business units that have been identified for divestiture or disposal and as such are not viewed by the company as part of the ongoing business. The company believes this presentation provides useful information to investors because it assists investors in better understanding the company’s operations for the period. It should be emphasized, however, that these measurements are not a substitution for GAAP-based financial statements.

Catalina Marketing Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income (1)
(in thousands, except per share amounts)

		Non-GAAP Pro
		Forma	Non-GAAP
Three Months Ended September 30, 2003	GAAP	Adjustments	Pro Forma
Revenues	$107,676	$(7,349)	$100,327
Direct Operating Expenses	35,991	(1,721)	34,270
Selling, General and Administrative	31,298	(1,367)	29,931
Depreciation and Amortization	11,174	(108)	11,066

Income from Operations	29,213	(4,153)	25,060
Other (Income) Expense	211	—	211
Provision for Income Taxes	12,465	(1,782)	10,683

Income from Continuing Operations	16,537	(2,371)	14,166
Gain (Loss) from Discontinued Operations	(27,648)	27,648	—
Gain (Loss) from Disposition	—	—	—

Income (Loss) from Discontinued Operations	(27,648)	27,648	—

Net Income (Loss)	$(11,111)	$25,277	$14,166

Earnings Per Share, Basic:
Earnings Per Share from Continuing Operations	$0.32	$(0.05)	$0.27
Income (Loss) from Discontinued Operations	$(0.53)	$0.53	$—

Net Income (Loss) Per Common Share	$(0.21)	$0.48	$0.27
Weighted Average Shares Outstanding	52,217		52,217
Earnings Per Share, Diluted:
Earnings Per Share from Continuing Operations	$0.32	$(0.05)	$0.27
Income (Loss) from Discontinued Operations	$(0.53)	$0.53	$—

Net Income (Loss) Per Common Share	$(0.21)	$0.48	$0.27
Weighted Average Shares Outstanding	52,217		52,217

(1) The non-GAAP pro forma net income results are a supplement to the financial data provided that is based on generally accepted accounting principles (GAAP). These non-GAAP pro forma results reflect adjustments primarily to exclude from operating results the financial statement information for business units that have been identified for divestiture or disposal and as such are not viewed by the company as part of the ongoing business and the removal of the 2003 one-time deferral of revenues resulting from the prior year’s revenue recognition adjustments to Catalina Health Resource. The company believes this presentation provides useful information to investors because it assists investors in better understanding the company’s operations for the period. It should be emphasized, however, that these measurements are not a substitution for GAAP-based financial statements.

Catalina Marketing Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income (1)
(in thousands, except per share amounts)

		Non-GAAP Pro
		Forma	Non-GAAP
Six Months Ended September 30, 2003	GAAP	Adjustments	Pro Forma
Revenues	$194,308	$(12,163)	$182,145
Direct Operating Expenses	70,692	(3,491)	67,201
Selling, General and Administrative	63,374	(2,798)	60,576
Depreciation and Amortization	22,533	(212)	22,321

Income from Operations	37,709	(5,662)	32,047
Other (Income) Expense	(38)	—	(38)
Provision for Income Taxes	15,694	(2,349)	13,345

Income from Continuing Operations	22,053	(3,314)	18,740
Gain (Loss) from Discontinued Operations	(28,131)	28,131	—
Gain (Loss) from Disposition	—	—	—

Income (Loss) from Discontinued Operations	(28,131)	28,131	—
Cumulative effect of acctg change	(770)	770	—

Net Income (Loss)	$(6,848)	$25,588	$18,740

Earnings Per Share, Basic:
Earnings Per Share from Continuing Operations	$0.43	$(0.07)	$0.36
Income (Loss) from Discontinued Operations	$(0.54)	$0.54	$—
Cumulative effect of acctg change	$(0.02)	$0.02	$—

Net Income (Loss) Per Common Share	$(0.13)	$0.49	$0.36
Weighted Average Shares Outstanding	52,375		52,375
Earnings Per Share, Diluted:
Earnings Per Share from Continuing Operations	$0.43	$(0.07)	$0.36
Income (Loss) from Discontinued Operations	$(0.54)	$0.54	$—
Cumulative effect of acctg change	$(0.02)	$0.02	$—

Net Income (Loss) Per Common Share	$(0.13)	$0.49	$0.36
Weighted Average Shares Outstanding	52,375		52,375

(1) The non-GAAP pro forma net income results are a supplement to the financial data provided that is based on generally accepted accounting principles (GAAP). These non-GAAP pro forma results reflect adjustments primarily to exclude from operating results the financial statement information for business units that have been identified for divestiture or disposal and as such are not viewed by the company as part of the ongoing business and the removal of the 2003 one-time deferral of revenues resulting from the prior year’s revenue recognition adjustments to Catalina Health Resource. The company believes this presentation provides useful information to investors because it assists investors in better understanding the company’s operations for the period. It should be emphasized, however, that these measurements are not a substitution for GAAP-based financial statements.

Based in St. Petersburg, FL, Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct-to-patient information. Personally identifiable data that may be collected from the company’s targeted marketing programs, as well as its research programs, are never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods and pharmaceutical manufacturers and retailers, government and regulatory statutes, rules, regulations and policies, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company’s customers, the pace of installation of the company’s store network, the success of new services and businesses and the pace of their implementation, the company’s ability to maintain favorable client relationships, the outcome and impact of an ongoing SEC investigation into certain of the company’s prior fiscal years, and the outcome and impact of the pending shareholder class action and derivative lawsuits.

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